HARSCO CORPORATION ANNOUNCES RESULTS OF 68TH
ANNUAL MEETING OF STOCKHOLDERS

PHILADELPHIA - (April 19, 2023) - Harsco Corporation (NYSE: HSC) announced the results of its 68th Annual Meeting of Stockholders, held virtually today.
Stockholders approved the election of all nine nominees to the Board of Directors to serve until the 2024 Annual Meeting and ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Independent Auditors for the year ending December 31, 2023.
Stockholders also approved the Non-Binding Advisory Votes on Executive Officer Compensation, the Frequency of Future Advisory Board Votes on the Company’s Named Executive Officers and Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan.

About Harsco Corporation
Harsco Corporation is a global, market leader providing environmental solutions for industrial and specialty waste streams, and innovative technologies for the rail industry. Based at Two Logan Square, PA, the 13,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.